                                      ADDENDUM
                                          TO

                              MORGAN STANLEY FUND, INC.

                            MSAM ADMINISTRATION AGREEMENT



    This Addendum Agreement (the "Addendum") is made and entered into as of September 26, 1996 by and between MORGAN STANLEY ASSET MANAGEMENT INC., a Delaware corporation ("MSAM"), and MORGAN STANLEY FUND, INC., a Maryland corporation (the "Fund"). The Addendum amends and supplements the MSAM Administration Agreement dated as of November 17, 1992 by and between MSAM and the Fund, as amended and supplemented to date (the "Agreement").

    In consideration of the mutual covenants stated below and in the Agreement, MSAM and the Fund agree as follows:

1. As used herein and in the Agreement, all capitalized terms herein have the meanings as set forth in the Agreement. The Agreement and the Addendum together constitute the entire agreement among the parties hereto and supercede all prior oral or written agreements between either of the parties hereto relating to the Investment Funds.

2. Schedule A, as amended and supplemented to date, is deleted and replaced with the Schedule A attached hereto.

3. The Agreement as modified by the Addendum shall become effective as of the date first written above when the Addendum is accepted and signed by the parties hereto.

6. The Addendum may be executed in one or more counterparts, each of which shall be deemed an original of the Addendum and when taken together shall constitute one and the same Addendum.
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    IN WITNESS WHEREOF the parties hereto have caused the Addendum to be duly executed as of the date first written above.


ATTEST:                   MORGAN STANLEY ASSET MANAGEMENT INC.



/s/ Joseph C. Benedetti      By  /s/ Warren J. Olsen
-------------------------        ----------------------------
Name: Joseph C. Benedetti    Name:   Warren J. Olsen
                             Title:  Principal


ATTEST:                   MORGAN STANLEY FUND, INC.



/s/ Joseph C. Benedetti      By  /s/ Valerie Y. Lewis
-------------------------        ----------------------------
Name: Joseph C. Benedetti    Name: Valerie Y. Lewis
                             Title: Secretary
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                                      SCHEDULE A

                                          TO

             MSAM ADMINISTRATION AGREEMENT DATED AS OF NOVEMBER 17, 1992
                 AS AMENDED AND SUPPLEMENTED AS OF SEPTEMBER 26, 1996

                                    By and Between
                              MORGAN STANLEY FUND, INC.
                                         and
                         MORGAN STANLEY ASSET MANAGEMENT INC.

                                     FEE SCHEDULE

I.  FEE SCHEDULE FOR ALL INVESTMENT FUNDS, EXCEPT FOR THE FOLLOWING:
       Morgan Stanley Money Market Fund;
       Morgan Stanley Tax-Free Money Market Fund; and
       Morgan Stanley Government Obligations Money Market Fund.

    For the services provided and the expenses assumed pursuant to the attached MSAM Administration Agreement, Morgan Stanley Fund, Inc. (the "Fund") shall pay to Morgan Stanley Asset Management Inc. ("MSAM") an annual fee, in monthly installments, of 0.25% OF THE AVERAGE DAILY NET ASSETS of the applicable Investment Funds.

    This fee is allocated to each of the applicable Investment Funds based on the relative net assets of such Investment Funds.

II. FEE SCHEDULE FOR THE FOLLOWING INVESTMENT FUNDS:
       Morgan Stanley Money Market Fund;
       Morgan Stanley Tax-Free Money Market Fund; and
       Morgan Stanley Government Obligations Money Market Fund.

    A.  SERVICES OTHER THAN AS TRANSFER AGENT AND DIVIDEND DISBURSING AGENT.

    For the services provided and the expenses assumed pursuant to the attached MSAM Administration Agreement, except the services and expenses of transfer agent and dividend disbursing agent, the Fund shall pay to MSAM an annual fee, in monthly installments, as follows:

         0.100 OF 1% ON THE FIRST $200 MILLION IN ASSETS, PLUS
         0.075 OF 1% ON THE NEXT $200 MILLION IN ASSETS, PLUS
         0.050 OF 1% ON THE NEXT $200 MILLION IN ASSETS, PLUS
         0.030 OF 1% ON ASSETS IN EXCESS OF $600 MILLION.

     The fees in the foregoing table shall be based on the average daily net assets of such Investment Funds. The fees will be computed and are payable monthly and are allocated to each of such Investment Funds based on the relative net assets of such Investment Funds.

    B.  SERVICES AS TRANSFER AGENT AND DIVIDEND DISBURSING AGENT.

    For the services provided and the expenses assumed pursuant to the attached MSAM Administration Agreement as transfer agent and dividend disbursing agent, the Fund shall pay to MSAM annual and transaction fees based on the following schedule:

ACCOUNT FEE:
         Annual, semi-annual dividend       $10.00 per account per annum
         Quarterly dividend                 $12.00 per account per annum
         Monthly dividend                   $15.00 per account per annum
         Daily accrual dividend             $15.00 per account per annum
         Inactive account                   $  .30 per account per annum

Fees are billed monthly based on 1/12th of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purges annually after year-end tax reporting. Accounts which are subject to a contingent deferred sales charge (CDSC) will have an additional 12.5% added to their appropriate account fee.


TRANSACTION CHARGES:
         New Account Set-up:           $5.00     per account
         Manual Transactions:          $1.50     per transaction
         Master/Omnibus Account:       $1.50     per purchase/redemption
         Wire order desk:              $6.00     per broker call to place
                                                 transactions
         Account fee:                  $1.85     per account
         Checkwriting:                 $ .50     per check (returned to
                                                 shareholder)
                                       $ .10     per check (not returned to
                                                 shareholder)
         12b-1 Calculation             $ .25     per account per calculation
         Commission Cycle:             $ .25     per account per calculation
                                                 (non Fund/Serv)

MONTHLY BASE FEE:

$2,000 for each portfolio/class; plus per account charges, excluding transaction charges and out-of-pocket charges.

ADDITIONAL EXPENSES (OUT-OF-POCKET):

    a.   Toll-free lines (if required)
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    b.   Forms, envelopes, checks, checkbooks
    c.   Postage, etc. (bulk, pre-sort, first class current prevailing rates)
    d.   Hardware/phone lines for remote terminal(s)(if required)
    e.   Microfiche/microfilm
    f.   Wire fee for receipt or disbursement - $7.50 per wire
    g.   ACH Transaction Charge: $.20 per item
    h.   Mailing fee:  Approximately $.08 per item, standard inserts $.015 each
    i.   Cost of proxy solicitation, mailing and tabulation
    j.   Certificate issuance fee: $2.00 per certificate
    k. NSCC Fund/SERV interface charges, Networking charges, and PNC facility and transaction charges (if applicable)
    l.   Audio Reponse (if applicable)
    m.   Record retention storage
    n.   "B" notice mailing: $3.00 per item
    o. Locating lost shareholders in anticipation of escheating: $7.50 per name
    p.   Development/programming costs:  negotiated time and material
    q. Consolidated statements: one annual statement included in pricing; additional production $.25 per page, per production
    r.   Sales tracking system interfaces - negotiated time and expenses
    s.   Fulfillment
    t.   Creation of User Tapes - $100 per occurrence
    u.   Labels - $.06 each; $100 minimum
    v.   Non-PFPC caused reruns - time and material cost
    w. Ad hoc reports: Standard $.01 per record processed - plus $100.00 set up fee
    x.   Retroactive Record dates $100.00 plus $.025 per account


ADDITIONAL EXPENSES (WHICH MAY BE PAID BY SHAREHOLDER):

    a.   IRA/Keogh Processing:    $10.00 per account per annum
                                    5.00 new account set-up fee
                                   10.00 per transfer in
                                   18.00 per transfer out

    b.   Exchange Fee:             $5.00

    c.   Checkwriting:
           Stop Payments:         $ 9.50 each
           Non-Sufficient Funds    25.00 each
           Check Copies             2.50 each

    d.   Account Transcripts:     Most recent 3 years      $35.00
                                  Three years or greater    50.00